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                                                                EXHIBIT 10.5


                               [ENTEX LETTERHEAD]


                               November 15, 1996



Mr. David J. Csira
767 Barracuda Way
Laguna Beach CA 92651



Dear Dave:


I am pleased to confirm our offer to you as Executive Vice President, Field Operations, reporting to me. The terms of your offer are as follows:


Salary:                  Annual base salary of $250,000 paid on a bi-week basis.
                         This salary change will be effective on November 18, 1996.

1997 Bonus:              You will continue to participate in the West Area Sr.
                         Vice President bonus plan through the second quarter of FY 1997.

                         Beginning with the third quarter of 1997, you will participate in the ENTEX Management Incentive Plan at a target bonus of 50% of your base salary for 100% achievement of established goals. Your bonus will be determined by the performance of the company (75%) as well as your individual performance (25%).

Stock Options:           You will be granted 20,000 options for ENTEX stock at
                         an exercise price of $10.19 per share. Special vesting terms are detailed in your stock option grant.

Car Allowance:           You will receive a car allowance of $600 per month.

Termination Protection:  If you are terminated from ENTEX following a change in control, you will receive one year severance pay. The amount of severance will include your base salary in effect at the time of termination plus bonus at 100%
                         of target. If your termination is for cause, you will not be eligible for severance pay. The definitions for change of control and for cause termination are in the Stock Purchase Agreement signed by you in December 1993 in connection with your purchase of shares in ENTEX. This severance will be paid to biweekly. Your benefits will end
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David J. Csira
November 15, 1996                                                       Page 2



                         with the last day worked; however, you will have continuation as provided by COBRA.


Benefits:                You will continue to participate in all of the
                         Company's benefit plans.

Relocation:              ENTEX will cover reasonable relocation expenses per our
                         normal relocation policy, with modifications per attached.


Sincerely,                              Accepted:


/s/ John A. McKenna                     /s/ David J. Csira
---------------------------             ---------------------------------
John A. McKenna, President &            David J. Csira
                 CEO
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                                 DAVID J. CSIRA


                              RELOCATION COVERAGE


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                o  Third party relocation package including buyout of
                   current residence at appraised value.

                o  Movement of personal goods.

                o  Broker fees on sale up to 6%.

                o  Points on new mortgage up to 2%.

                o  "Reasonable" number of house hunting trips.

                o  "Reasonable" number of weekend visits home.

                o  Customary meals and related expenses associated with trips.

                o  Temporary living expenses for up to three (3) months.